UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021
ASURE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34522	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3700 N. Capital of Texas Hwy #350 Austin, Texas		78746
(Address of principal executive offices)		(Zip Code)

512-437-2700
(Registrant’s Telephone Number, including Area Code)
None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ASUR	The Nasdaq Capital Market
Series A Junior Participating Preferred Share Purchase Rights	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.    Entry into a Material Definitive Agreement

On September 30, 2021, Asure Software, Inc. (the “Company”), through its indirect subsidiary, Evolution Payroll Processing LLC, a Delaware limited liability company (the “Buyer”), acquired certain assets of USA Processing, Inc., a New Jersey corporation (“USA Processing”), which USA Processing used to provide payroll processing services. The acquisition was made pursuant to the terms of an Asset Purchase Agreement among the Buyer, USA Processing, Mary VanWyk-Fiannaca and Frank Fiannaca, dated as of September 30, 2021 (the “USA Processing Agreement”). The aggregate purchase price that Buyer paid for these assets was $24,150,000.00, paid as follows: (i) $15,000,000.00 in cash at closing, (ii) the delivery of a promissory note in the amount of $4,350,000.00, and (iii) the delivery of 522,875 shares of the Company’s common stock (which is subject to restrictions under Rule 144 and other applicable securities laws) and which the parties agreed had an aggregate value of $4,800,000.00 as of September 30, 2021. At closing, the face amount of the promissory note was adjusted to $4,318,499.17 to account for a shortfall in working capital. The USA Processing Agreement is subject to future adjustments to the purchase price, including working capital and an earnout.

Also on September 30, 2021, the Company, through the Buyer, acquired certain assets of Paydata Payroll Services, Inc., a Vermont corporation (“Paydata”), which Paydata used to provide payroll processing services. The acquisition was made pursuant to the terms of an Asset Purchase Agreement among the Buyer, Paydata, Summit Run Investments, Inc., Michael J. Trahan Revocable Trust dated 2/10/09, as amended and restated U/A/D 6/12/12, Michael J. Trahan, and Michael J. Trahan, as Seller Representative, dated as of September 30, 2021 (the “Paydata Agreement”).

The aggregate purchase price that Buyer paid for these assets was $14,750,000.00, paid as follows: (i) $10,325,000.00 in cash at closing, (ii) the delivery of a promissory note in the amount of $2,212,500.00, and (iii) the delivery of 244,205 shares of the Company’s common stock (which is subject to restrictions under Rule 144 and other applicable securities laws), which the parties agreed had an aggregate value of $2,212,500.00 as of September 30, 2021. The Paydata Agreement is subject to working capital adjustments to the purchase price.

The foregoing description of the USA Processing Agreement and the Paydata Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the USA Processing Agreement and the Paydata Agreement, copies of which are filed as Exhibits 2.1 and 2.2 hereto, respectively, and are incorporated herein by reference in their entirety.

Item 2.01    Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.01.

Item 3.02    Unregistered Sales of Equity Securities

On September 30, 2021, we issued 522,875 shares of the Company’s common stock to USA Processing, as part of the purchase price consideration paid in connection with the acquisition of certain assets pursuant to the USA Processing Agreement. The shares were valued at $9.18 per share, or an aggregate of $4,800,000. The issuance and sale of the shares of our common stock in connection with this acquisition are exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder.

Also on September 30, 2021, we issued 244,205 shares of the Company’s common stock to Paydata, as part of the purchase price consideration paid in connection with the acquisition of certain assets pursuant to the Paydata Agreement. The shares were valued at $9.06 per share, or an aggregate of $2,212,500. The issuance and sale of the shares of our common stock in connection with this acquisition are exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement, among Evolution Payroll Processing LLC, USA Processing, Inc., Mary VanWyk-Fiannaca and Frank Fiannaca, dated as of September 30, 2021
2.2*
Asset Purchase Agreement, among Evolution Payroll Processing LLC, Paydata Payroll Systems, Inc., Summit Run Investments, Inc., Michael J. Trahan Revocable Trust dated 2/10/09, as amended and restated U/A/D 6/12/12, Michael J. Trahan, and Michael J. Trahan, as Seller Representative, dated as of September 30, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and similar attachments to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: October 6, 2021	By:	/s/ John Pence
John Pence, Chief Financial Officer